Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the WebMD Health Corp. 2005 Long-Term Incentive Plan of our report dated April 13, 2005 on the financial statements of MedicineNet, Inc. as of March 31, 2004 and for the year then ended included in Amendment No. 6 to the registration statement (No. 333-124832) on Form S-1 filed by WebMD Health Corp. under the Securities Act of 1933. We also consent to the inclusion of our report dated February 10, 2005, except for the matter discussed in Note 9, as to which the date is March 14, 2005, on the financial statements of HealthShare Technology, Inc. as of June 30, 2004 and for the year then ended included in Amendment No. 6 to the registration statement (No. 333-124832) on Form S-1 filed by WebMD Health Corp. under the Securities Act of 1933.

/s/ J. H. Cohn LLP

San Diego, California (as it relates to MedicineNet, Inc.)
Jericho, New York (as it relates to HealthShare Technology, Inc.)
October 3, 2005